Report of Independent Auditors
                   To the Shareholders of
The Osterweis Fund and the
Board of Trustees of Professionally Managed Portfolios

We have audited the accompanying statement of assets and liabilities of The Osterweis Fund (the Fund), a series of Professionally Managed Portfolios, including the schedule of investments, as of March 31, 1997, and the related statement of operations for the year then ended and the statement of changes in net assets and the financial highlights for each of the two years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.
The financial highlights for the year ended March 31, 1995 and for the period from October 1, 1993 (commencement of operations) through March 31, 1994 were audited by other auditors whose report dated May 16, 1995 expressed an unqualified opinion on those financial highlights.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of March 31, 1997, by correspondence with the custodian and brokers. An audit also includes accessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the 1997 and 1996 financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of The Osterweis
Fund as of March 31, 1997, the results of its operations for the year then ended, and the changes in its net assets and the financial highlights for each of the two years in the period then ended, in conformity with generally accepted accounting principles.



Los Angeles, California
May 9, 1997